[INGRAM MICRO/R/ LOGO]

                              START-UP AGREEMENT

THIS INGRAM MICRO START-UP AGREEMENT("Agreement"), dated this 16th day of October, 1997, is made by and between INGRAM MICRO INC. ("Ingram"), a Delaware corporation, with its principal place of business at 1600 E. St. Andrew Place, Santa Ana, California 92705 and SONIC FOUNDRY, a Maryland corporation, with its principal place of business at 754 Williamson Street, Madison, Wisconsin 55703 ("Vendor").

                                   RECITALS:

WHEREAS, Ingram is engaged in the sale and distribution of microcomputer products; and

WHEREAS, Vendor is engaged in the manufacture, production and supply of microcomputer products, ("Products"); and

WHEREAS, Ingram desires to purchase Products from Vendor for sale and distribution to Ingram's resellers on a North American basis pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the terms and conditions set forth herein, the parties agree as follows:

1. Order Fulfillment. Vendor will fulfill all Ingram's orders promptly and completely. If a shortage of any Product in Vendor's inventory exists in spite of Vendor's good faith efforts, Vendor agrees to allocate its available inventory of such Product to Ingram in proportion to Ingram's percentage of all of Vendor's customer orders for such Product during the previous sixty (60) days. Ingram shall not be required to purchase any minimum amount or quantity of the Product.

2. Delivery of Product. Vendor shall deliver all Products as designated in Ingram's Purchase Orders ("P.O.") unless Vendor rejects the P.O. within ten
     (10) days of P.O. date. Products will be shipped F.O.B. Ingram's warehouse unless otherwise indicated on such P.O. Vendor shall bear all shipping costs and risk of loss or damage to Products in transit. Risk of loss to Products will pass to Ingram upon receipt thereof; Ingram will maintain insurance coverage adequate to cover the normal cost of Products.

3. Title of Products. Vendor shall retain title to Products shipped hereunder until Products are sold by Ingram.

4. Product Marking. Vendor shall clearly mark on the packaging of each unit of Product the Product's name and computer compatibility. Such packaging shall also bear a machine-readable bar code identifier scannable in standard Uniform Product Code (UPC) format. The bar code must identify the Product as specified by the Uniform Code Council (UCC). If the Vendor or Ingram customers' require serial number tracking the serial number must be clearly marked and bar coded on the outside of the individual selling unit. The bar code shall fully comply with all conditions regarding standard product labeling set forth in Exhibit A in the then-current Ingram Micro's Guide To Bar Code: The Product Label. Ingram shall charge a one dollar ($1.00) chargeback to Vendor for each unit of Product not in compliance with this Product marking section.

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                                            Ingram Micro Inc. Start-Up Agreement
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5.   Returns of Product.
     ------------------
     a. Ingram may return any Products, including Products returned by Ingram customers, for credit against open invoices. Unsold Product shall be inclusive of Products returned by Ingram customers. Such returns shall be limited to once per month, and shall be made with advance notice to Vendor as to estimated arrival date. Upon advance notice of returns, Vendor shall provide a Return Material Authorization (RMA) within five (5) days of notice. In the event that such RMA is not issued within five (5) days, Ingram shall have the right to return any Product(s) to Vendor without an RMA, and Vendor shall be obligated to accept such return for credit. Vendor shall bear expense and risk of loss of return shipment. Vendor shall issue payment to Ingram for such returned Products if no balance is then outstanding.

     b. Vendor shall issue an immediate credit for purchase price plus all return freight charges for defective Product, and Products returned as defective by Ingram customers. Upon Vendor recall of Products due to defects, revisions, or upgrades and at Vendor's request with preapproval of estimated expenses, Ingram shall provide reasonable assistance, at Vendor's expense, in such recall.

     c. Ingram's right to return Products shall survive the term and termination of this Agreement. Should Ingram have a balance due upon reconciliation of the account for Products returns, freight chargebacks, advertising credits, or other upon end of term or termination, Vendor shall issue payment therefor within thirty (30) days of such term or termination. Ingram shall use best efforts to return all Products within one hundred eighty (180) days of termination of the Agreement.

6. Sales and Selling Price. Ingram's selling prices to its resellers shall be at Ingram's sole discretion and control. Vendor shall make no pricing commitments to Reseller or other third parties which otherwise obligates Ingram. Vendor shall have the right to change the list price of any Product upon giving thirty (30) days' prior written notice to Ingram. In the event that Vendor shall raise the list price of a Product, all orders for such Product placed prior to the effective date of the price increase shall be invoiced at the lower price.

7. Price Protection. In the event that Vendor reduces the price of any Product or offers the Product at a lower price, including raising the discount offered, to any other like distributor, Vendor shall promptly credit Ingram for the difference between the invoice price charged to Ingram and the reduced price for each unit of Product held in inventory by Ingram on the date the reduced price is first offered. Vendor will also credit Ingram for the difference between the invoice price charged by Ingram to the customer and the reduced price charged by Ingram to the customer for each unit of Product held in inventory by Ingram's customers on the date the reduced price is first offered by Vendor if Ingram's customers request a credit resulting from Vendor's price reduction. Should any of Ingram's customers request a price adjustment as outlined in this Section, Ingram shall provide for an independent third party audit of that customer's inventory upon Vendor's reasonable request and at Vendor's expense. Ingram will use commercially reasonable efforts to provide inventory reporting of its customer's inventory.

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8.   Records. Vendor shall furnish documentation with each shipment to and return of Products from Ingram. Ingram shall keep accurate records of all Products sales and returns, and monthly inventory reports. Ingram shall reconcile its account with Vendor upon end of term or termination of the Agreement. Vendor shall respond to any Ingram request for reconciliation within thirty (30) days.

9. Term. The initial term of this Agreement shall be one (1) year. Thereafter, the Agreement shall automatically renew for additional one (1) year periods.

10. Termination. Either party may terminate the Agreement, with or without cause, with ninety (90) days advance written notice. For one hundred eighty
     (180) days after the expiration or earlier termination of this Agreement, Ingram may return to Vendor any Product for credit against outstanding invoices, or if there are no outstanding invoices for a cash refund. Any credit or refund due Ingram for returned Product shall be equal to the Product's then current replacement cost plus all freight charges incurred by Ingram in returning the Product.

11. SKU Setup and Catalog Listing. Vendor agrees to pay ten thousand dollars ($10,000) to cover the setup and catalog listing of all Ingram approved SKU's for the first six (6) month period. This also includes the following activities: (i) one (1) CMD Vendor night or four (4) general Fast Facts,
     (ii) one (1) month of a catalog banner ad in the electronic catalog section of Ingram's website, and (iii) comprehensive catalog listing. The ten thousand dollars ($10,000) is to be paid via check in advance of setup.

     Beginning in the third quarter of the Agreement, Vendor agrees to pay a three thousand dollar ($3,000) quarterly charge, paid by check in advance of the start of the quarter for the continuation of Agreement. Quarters shall be calendar quarters and the quarterly fee will be prorated if the third quarter begins on a date other than a calendar month.

     The setup and catalog listing charges listed above are in addition to any marketing funds and the rebate specified in section 12.

12. Rebate. Vendor will pay Ingram a five percent (5%) quarterly rebate based on gross sales. The rebate will be paid by check within thirty (30) days after the quarter end. If no check is received within that period Ingram shall deduct that amount from the Vendor's next payment.

13. Payment. Vendor will issue invoices concurrently with Product shipments to Ingram. Ingram will pay Vendor one time per month for any invoices not held in reserve for: (i) product on hand at Ingram, (ii) product on hand at resellers who have purchased Vendor's product from Ingram, (iii) Product in transit to Ingram from resellers, (iv) marketing programs which will occur in the upcoming thirty (30) days and which have not already been prepaid, and (v) for any outstanding debt or invoice to Vendor.

14. Bulletin Board System (BBS). Ingram will provide the Detailed Vendor Buying Report weekly by its electronic BBS. The standard reports will include sales by zip code, state, product/quantity sold and the detailed Vendor Buying Report.

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15.  Marketing/Advertising.  Vendor and Ingram agree to conduct joint marketing and advertising for the Products as mutually agreed by the parties in writing. Both parties agree to cooperate in the planning and funding of such advertising. Ingram's marketing and advertising costs incurred in accordance with such agreement shall be pre-approved by Ingram's buyer and prepaid by Vendor via check to Ingram. Vendor shall make no marketing, advertising, pass through or promotional commitments to Reseller or other third parties which otherwise obligates Ingram.

16.  Warranties/Certification.
     ------------------------

     (a) General Warranty. Vendor represents and warrants that (i) it has good transferable title to the Products, (ii) the Product will perform in conformity with specifications and documentation supplied by Vendor, (iii) the Product or its use does not infringe any patents, copyrights, trademarks, trade secrets, or any other intellectual property rights, (iv) that there are no suits or proceedings pending or threatened which allege any infringement of such proprietary rights, and (v) the Product sales to Ingram do not in any way constitute violations of any law, ordinance, rule or regulation in the distribution territory.

     (b) Warranty. Vendor hereby represents and warrants that any Product offered for distribution does not contain any obscene, defamatory or libelous matter or violate any right of publicity or privacy.

     (c) End-User Warranty. Vendor shall provide a warranty statement with Product for end user benefit. This warranty shall commence upon Product delivery to end-user. NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE MADE BY VENDOR WITH RESPECT TO THE PRODUCT. INGRAM SHALL NOT EXTEND ANY ADDITIONAL WARRANTIES TO ANY RESELLERS OR END-USERS OF THE PRODUCT. IN NO EVENT WILL INGRAM BE LIABLE FOR ANY LOST PROFITS OR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF INGRAM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     (d) Millennium Compliance Warranty. Vendor warrants and represents that the Products will properly (a) record, store, process, calculate or present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000 as a result of the occurrence, or use of data consisting of, such dates, and (b) calculate any information dependent on or relating to dates on or after January 1, 2000 in the same manner, and with the same functionality, data integrity and performance, as such Product records, stores, processes, calculates and presents calendar dates on or before December 21, 1999, or information dependent on or relating to such dates.

     (e) Class B Warranty. Vendor hereby represents and warrants that the Product has been or will be at the time of shipment certified as a Class B computing device as required by the rules of the U.S.A. Federal Communications Commission ("FCC Rules").

     (f) EU Warranty. Vendor further warrants and represents for Products distributed to the European Union ("EU") that the Products will be accepted under all EU directives, regulations and the EU country's legislation.

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     (g) Made in America Certification. Vendor by the execution of this
         Agreement that it will not label any of its products as being "Made in America," "Made in U.S.A.," or with similar wording, unless all components or elements of such Product is in fact made in the United States of America. Vendor further agrees to defend, indemnify and hold harmless from and against any and all claims, demands, liabilities, penalties, damages, judgments or expenses (including attorney's fees and court costs) arising out of or resulting in any way from Product that does not conform to the Certification.

17. Indemnity. Vendor shall defend, indemnity, and hold harmless Ingram from and against any claims, demands, liabilities, or expenses (including attorney's fees and costs) for any injury or damage, including, but not limited to, any personal or bodily injury or property damage, arising out of or resulting in any way from any defect in Vendor's Products. This duty to indemnify shall be in addition to Vendor's warranty obligations.

     Vendor shall defend, indemnify and hold Ingram harmless from and against all damages and costs incurred by Ingram due to claims of infringement of any patents, copyrights, trademarks, trade secrets, or other proprietary rights in the manufacture or marketing of Product; provided that, Ingram promptly notifies Vendor of the infringement claim. Upon claim of infringement, Vendor may, at its expense and option, either procure the right to continue using any part of Product, replace same with infringing Products, or modify Products to make it non-infringing; should Vendor be unable or unwilling to replace, modify, or procure right to continued use of Products within ninety (90) days of claim notification, Ingram may return Products for a full credit or a cash refund, at Ingram's option.

18. Millennium Compliance Indemnity. Vendor agrees to indemnify and hold Ingram and its shareholders, officers, directors, employees, agents, successors, and assigns harmless from and against any and all claims, suits, actions, liabilities, losses, costs, reasonable attorney's fees, expenses, judgments or damages, whether ordinary, special or consequential, resulting from any third party claim made or suit brought against Ingram or such persons, to the extent such results from Vendor's breach of the warranty specified in
     Section 16(d).

19. Competitive Price. Vendor agrees that the prices and terms it offers to Ingram are now and will continue to be at least as low as those it offers to any of its like customers. If Vendor offers a lower price, including, but not limited to, sales price, volume discount, extended terms, advertising, freight cost, or back haul allowance to any other customer, then Vendor will immediately offer that lower price to Ingram, and shall apply such lower price to all Ingram orders not yet shipped. Ingram shall also be entitled to participate in and receive notice of the same no later than Vendor's other customers. In addition, Vendor will issue a credit to reflect the difference in price for all affected inventory in Ingram's or its resellers inventory on the date of the price decrease.

20. Notices. All notices or other communications made hereunder shall be in writing and sent by U.S. certified or registered first-class mail prepaid, and receipt thereof shall be deemed to be two (2) days from date postmarked.


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21.  Entire Agreement/Law. This Agreement contains all understandings and agreements between the parties and may not be modified or supplemented except in a writing signed by both parties. The parties agree that the Agreement shall be governed by the law of the State of California, excepting that body of law concerning conflicts of law.

22. Authorized Representatives. Either party's authorized representative for execution of this Agreement or any amendment hereto shall be president, a partner, or a duly authorized vice-president of their respective party. The parties executing this Agreement warrant that they have the requisite authority to do so.

The signer represents that he/she has read this Agreement, agrees, and is an authorized representative of their respective party.

INGRAM MICRO INC.                      SONIC FOUNDRY

By:    /s/ Victoria L. Cotten          By:    /s/ Roy Elkins
       -----------------------------          ----------------------------------
Name:  Victoria L. Cotten              Name:  Roy Elkins
       -----------------------------          ----------------------------------
Title: Sr. Vice President Purchasing   Title: VP Sales & Marketing
       -----------------------------          ----------------------------------
Date:  2/25/98                         Date:  2/22/98
       -----------------------------          ----------------------------------


EXHIBIT:
--------
A  -  Guide To Bar Code: The Product Label


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